Exhibit 10.32

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY
“[***]”) BECAUSE ILEARNINGENGINES, INC. HAS DETERMINED SUCH INFORMATION (I) IS NOT
MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SUPPLEMENT
to the

Loan and Security Agreement
dated as of October 31, 2023
between
iLearningEngines Inc. (“Borrower”)
and
WTI Fund X, Inc. (“Lender”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of October 31, 2023 (as amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and between Borrower and Lender. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1 – Additional Definitions:

“Commitment” means Lender’s commitment to make a Growth Capital Loan to Borrower up to the original principal amount of Ten Million Dollars ($10,000,000), subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement.

“Designated Rate” means a fixed rate of interest per annum equal to the Prime Rate as published on the Business Day on which Lender prepares the Note for the Growth Capital Loan requested by Borrower, plus four and one-half of one percent (4.50%); provided, however, that in no event shall the Designated Rate for such Growth Capital Loan be less than thirteen percent (13.00%).

“Growth Capital Loan” means the Loan requested by Borrower and funded by Lender under its Commitment for general corporate purposes of Borrower.

“Loan” means the Growth Capital Loan.

“Prime Rate” means the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper (or at https://www.wsj.com/market-data/bonds/moneyrates).

“Termination Date” means the earlier of: (i) the date Lender may terminate making the Growth Capital Loan or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement; and (ii) October 31, 2023.

“Threshold Amount” means Five Hundred Thousand Dollars ($500,000).

“Warrant” is defined in Part 2, Section 3(a) hereof.

Part 2 – Additional Covenants and Conditions:

1. Growth Capital Loan Facility.

(a) Funding of Growth Capital Loan. Subject to the satisfaction of the terms and conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, Lender agrees to make a Growth Capital Loan to Borrower from and after the Closing Date up to and including the Termination Date in an original principal amount up to, but not exceeding, Lender’s Commitment.

(b) Minimum Funding Amount; Maximum Number of Borrowing Requests. The Growth Capital Loan requested by Borrower to be made on a single Business Day shall be for a minimum original principal amount of Two Hundred Fifty Thousand Dollars ($250,000). Borrower shall not submit a Borrowing Request more frequently than one time per month. The proceeds of the Growth Capital Loan shall be used to finance Borrower’s general corporate purposes.

(c) Repayment of Growth Capital Loan. Principal of, and interest on, the Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows: principal and interest at the Designated Rate shall be fully amortized over a period of thirty (30) months in equal, monthly installments, commencing after an initial 6-month period of interest-only monthly payments at the Designated Rate. In particular, on the Borrowing Date:

On the Borrowing Date, Borrower will prepay interest at the Designated Rate calculated in arrears, on the Loan amount, for the period from the Borrowing Date through the last day of the month in which the borrowing occurs.

On the first day of the month following the Borrowing Date, Borrower will not make a payment on the Loan.

On the first day of the second month following the Borrowing Date, and continuing for X1 months, Borrower will pay interest-only, at the Designated Rate calculated in arrears, on the outstanding principal balance of the Loan.

On the first day of each consecutive calendar month thereafter, Borrower shall pay to Lender principal, plus interest at the Designated Rate calculated in arrears, to fully amortize the Loan in thirty (30) equal consecutive monthly installments.

Notwithstanding anything in this Section 1(c) to the contrary, if either (i) Borrower has successfully completed a de-SPAC with net proceeds to Borrower of at least $100,000,000 or (ii) Borrower has achieved its 2023 financial plan during the initial 6-month interest only period of the Growth Capital Loan then, at the option of Borrower, such interest-only period may be extended by an additional six months, with the 30-month amortization period commencing on the first day after the extended interest-only period has ended. If such extension is made then Borrower agrees to execute and deliver to Lender a replacement Note following a request by Lender therefor.

[1]	If the Borrowing Date is the first of the month, X will be 5 because Borrower will prepay the first full interest-only payment at the time of borrowing, but if the Borrowing Date is any other day of the month, X will be 6.

2. Prepayment. The Growth Capital Loan may be prepaid as provided in this Section 2 only.

(a) At any Time up to and including November 30, 2023. So long as no Event of Default has occurred and is then continuing, Borrower may prepay all, but not less than all, of the Growth Capital Loan in whole, but not in part, at any time up to and including November 30, 2023, by tendering to Lender a cash payment in respect of such Loan in an amount determined by Lender equal to the sum of: (i) the accrued and unpaid interest on such Loan as of the date of prepayment; (ii) the outstanding principal balance of such Loan as of the date of prepayment; and (iii) an amount equal to the product of (A) 0.40 and (B) the undiscounted, total amount of all scheduled but unpaid payments of interest that would have accrued and been due and payable from the date of prepayment through the latest repayment date set forth in the payment schedule attached to the Note evidencing such Loan had it remained outstanding and been paid in accordance with the terms of such Note.

(b) At any Time from and after December 1, 2023 up to and including June 30, 2024. Notwithstanding anything to the contrary set forth in Section 2(a), so long as no Event of Default has occurred and is then continuing, Borrower may prepay all, but not less than all, of the Growth Capital Loan in whole, but not in part, at any time from and after December 1, 2023 up to and including June 30, 2024, by tendering to Lender a cash payment in respect of such Loan in an amount determined by Lender equal to the sum of: (i) the accrued and unpaid interest on such Loan as of the date of prepayment; (ii) the outstanding principal balance of such Loan as of the date of prepayment; and (iii) an amount equal to the product of (A) 0.50 and (B) the undiscounted, total amount of all scheduled but unpaid payments of interest that would have accrued and been due and payable from the date of prepayment through the latest repayment date set forth in the payment schedule attached to the Note evidencing such Loan had it remained outstanding and been paid in accordance with the terms of such Note (as such terms may be modified as contemplated by Section 1(c) hereof).

(c) At any Time from and after July 1, 2024. Notwithstanding anything to the contrary set forth in Section 2(a) and Section 2(b), Borrower may prepay all, but not less than all, of the Growth Capital Loan in whole, but not in part, at any time after July 1, 2024, by tendering to Lender a cash payment in respect of such Loan in an amount determined by Lender equal to the sum of: (i) the accrued and unpaid interest on such Loan as of the date of prepayment; (ii) the outstanding principal balance of such Loan as of the date of prepayment; and (iii) an amount equal to the undiscounted, total amount of all scheduled but unpaid payments of interest that would have accrued and been due and payable from the date of prepayment through the latest repayment date set forth in the payment schedule attached to the Note evidencing such Loan had it remained outstanding and been paid in accordance with the terms of such Note (as such terms may be modified as contemplated by Section 1(c) hereof).

3. Issuance of Warrant; Right to Exchange Warrant.

(a) Issuance of Warrant. As additional consideration for the making of its Commitment, Lender has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower (the “Warrant”). The Warrant shall be in form and substance satisfactory to Lender and Borrower. Borrower acknowledges that Lender has assigned its rights to receive the Warrant to its parent, WTI Fund X, LLC (“LLC10”). In connection therewith, Borrower shall issue the Warrant directly LLC10. Upon request of Borrower, Lender shall furnish to Borrower a copy of the agreement in which Lender assigned its rights to receive the Warrant to LLC10.

(b) Right to Exchange Warrant. As a material inducement to Lender’s making of the Commitment and entering into the Loan Documents, Borrower irrevocably agrees that upon the occurrence of a Liquidity Event (as defined below) Lender shall have the option (the “Option”) to exchange the Warrant for a cash payment (the “Payment”) in an amount equal to the sum of (i) $1,500,000 and (ii) the product of (x) $1,500,000 and (y) a fraction, the numerator of which is the original principal amount of the Growth Capital Loan advanced to Borrower by Lender and the denominator of which is $10,000,000. If Lender exercises the Option then Borrower shall pay or cause to be paid to Lender the Payment by wire transfer on the closing date of such Liquidity Event. Borrower and Lender acknowledge and agree that as long as the Loan remains unpaid, Lender’s right to receive the Payment shall be and constitute one of the Obligations secured by the Collateral for purposes of the Loan and Security Agreement and the other Loan Documents; provided, however, that after the Loan has been repaid, Lender’s right to receive the Payment shall become an unsecured obligation. Borrower and Lender further acknowledge and agree that the Payment shall be paid by Borrower prior to any payments to Borrower’s stockholders and other creditors (other than Lender in respect of its Loan and any Indebtedness outstanding under the 2020 Loan Agreement and the 2021 Loan Agreement), and Lender’s right to receive the Payment shall survive the payment and satisfaction of all of Borrower’s other Obligations. Borrower acknowledges that Lender may assign its rights to receive the Payment to LLC10. If such assignment is made and if the Option is exercised, Borrower shall make the Payment to LLC10. Upon request, Lender shall furnish to Borrower a copy of the agreement, if any, in which Lender assigned its rights to receive the Payment to LLC10. “Liquidity Event” means the first to occur of: (i) the closing of any merger or consolidation (or similar transaction) of Borrower into or with another entity after which the stockholders of Borrower immediately prior to such transaction do not hold immediately following the consummation of such transaction by virtue of their shares in Borrower or securities received in exchange for such shares in connection with the transaction, more than fifty percent (50%) the voting power of the surviving entity; (ii) the closing of any sale, lease, license, transfer or other disposition of all or substantially all of the assets of Borrower in a single transaction or series of related transactions; (iii) the closing of any sale or transfer by Borrower or its stockholders of fifty percent (50%) or more of the voting power of Borrower in a transaction or series of related transactions; (iv) the consummation of a sale of Borrower’s securities pursuant to a registration statement filed by Borrower under the Securities Act (or pursuant to the laws of the jurisdiction in which the offering is completed), in connection with the first direct offering, underwritten offering or any other offering of Borrower’s securities to the general public that occurs after the date hereof; (v) the closing of any SPAC Transaction; (vi) the closing of a transaction the constitutes a shareholder buyout; or (vii) the closing of any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower pursuant to the provisions of Borrower’s Certificate of Incorporation, as amended and restated from time to time.

4. Commitment Fee. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects, and Lender’s Commitment shall have been approved. If this condition is not satisfied, the $30,000 commitment fee (the “Commitment Fee”) previously paid by Borrower shall be refunded. Except as set forth in this Section 4, the Commitment Fee is not refundable.

5. Documentation Fee Payment. On the Closing Date, Borrower shall make a payment to Lender in an amount equal to $25,000 (the “Documentation Fee”), which payment shall be deemed to fully reimburse Lender pursuant to Section 9.8(a) of the Loan and Security Agreement for (i) its reasonable attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and (ii) Lender’s costs and filing fees related to perfection of its Liens in the Collateral in any jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens. Borrower and Lender acknowledge and agree that such Documentation Fee will be debited on the Closing Date from the Primary Operating Account through an ACH transfer initiated by Lender. In addition, if such Documentation Fee is not paid to Lender in accordance with the terms of the preceding sentence then Lender shall have the right to debit the Documentation Fee at any time from the Primary Operating Account through an ACH transfer.

6. Borrower’s Primary Operating Account and Wire Transfer Instructions:

Institution Name:	[***]
Address:	[***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Account Title:	[***]
Account No.:	[***]

7. Debits to Account for ACH Transfers. For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 6 above, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement. Borrower hereby agrees that the Growth Capital Loan will be advanced to the account specified above and regularly scheduled payments of principal and interest, as well as the Documentation Fee, will be automatically debited from the same account. Borrower hereby confirms that the bank at which the Primary Operating Account is maintained uses that same ABA Number for incoming wires transfers to the Primary Operating Account and outgoing ACH transfers from the Primary Operating Account. Lender may rely on account information provided by Borrower in a wire transfer or other request without investigation and Borrower bears the entire risk of wire or other transfers to the wrong account because of incorrect account information provided by Borrower.

8. Additional Agreements. Borrower and Lender agree that twenty percent (20%) of the original principal amount of the Growth Capital Loan (i.e., $2,000,000) shall be set aside by Borrower and not spent in the ordinary course of Borrower’s business (the “Reserve”). Borrower and Lender further agree that the Reserve shall be used by Borrower to run a sale process in the event Borrower’s investors discontinue funding Borrower’s operations. As long as the Loan is outstanding, Borrower and Lender agree that the Reserve shall be maintained in a Deposit Account designated to hold the Reserve at a bank mutually acceptable to Borrower and Lender with respect to which Borrower and Lender (or an Affiliate thereof) shall have entered into an agreement that will perfect Lender’s Liens thereon by control in accordance with Article 9 of the UCC (such Deposit Account being referred to herein as the “Reserve Account”). In order to ensure compliance with the terms of this Section 8, Borrower agrees that either such agreement shall provide Lender with immediate control over the Reserve Account or Lender may deliver immediately to the bank a notice of exclusive control (or equivalent) so that in either case the bank will, for so long as the Loan is outstanding, (i) comply only with Lender’s instructions as to the withdrawal or disposition of any funds in the Reserve Account (and to any other matters relating to the Reserve Account), without Borrower’s further consent, and (ii) not comply with any instructions from Borrower concerning the Reserve Account and any funds therein. Borrower and Lender agree that the Reserve in the Reserve Account will be used by Lender in its discretion to pay the costs and expenses associated with the disposition of the Collateral and/or the consummation of a Liquidity Event if Lender has the right to take such actions pursuant to the Loan Documents. Notwithstanding the foregoing, Lender agrees that (i) unless and until an Event of Default has occurred and is continuing, Lender will not take any action to cause the funds in the Reserve Account to be withdrawn or disbursed for any purpose without the prior written consent of Borrower, and (ii) to the extent that the balance of the Reserve Account is at any time in excess of the required Reserve, Borrower may withdraw such excess funds at its discretion. This Section 8 shall terminate if Borrower has received gross cash proceeds of at least $50,000,000 from the offer and sale of Borrower’s equity securities in a single transaction or if Borrower has achieved cash flow positive operations of at least $1,000,000 for three consecutive quarters.

Part 3 – Additional Representations:

Borrower represents and warrants that as of the Closing Date and the Borrowing Date:

a)	Its chief executive office is located at: 6701 Democracy Boulevard, Suite 300, Bethesda MD, 20817

b)	Its Equipment is located at: 6701 Democracy Boulevard, Suite 300, Bethesda MD, 20817

c)	Its Inventory is located at: 6701 Democracy Boulevard, Suite 300, Bethesda MD, 20817

d)	Its Records are located at: 6701 Democracy Boulevard, Suite 300, Bethesda MD, 20817

e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations: N/A

f)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names: iHealthEngines

g)	Its state of incorporation identification number is: [***]

h)	Its U.S. federal tax identification number is: [***]

i)	Including Borrower’s Primary Operating Account identified in Section 6 above, Borrower maintains the following Deposit Accounts and investment accounts:

Institution Name:	[***]
Address:	[***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Account Title:	[***]
Account No.:	[***]

Part 4 – Additional Loan Documents:

Form of Promissory Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”

[Remainder of this page intentionally left blank; signature page follows]

[Signature page to Supplement to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

ILEARNINGENGINES INC.

By:	/s/ Harish P.K. Chidambaran
Name:	Harish P.K. Chidambaran
Title:	Chief Executive Officer

Address for Notices:	6701 Democracy Boulevard, Suite 300
Bethesda MD, 20817
Attn: Harish P.K. Chidambaran
Fax #: [***]
Phone #: [***]

LENDER:

WTI FUND X, INC.

By:	/s/ Maurice Werdegar
Name:	Maurice Werdegar
Title:	Chairman of the Board

Address for Notices:	104 La Mesa Dr., Suite 102
Portola Valley, CA 94028
Attn: Chief Financial Officer
Fax #: [***]
Phone #: [***]

EXHIBIT A

FORM OF PROMISSORY NOTE

EXHIBIT B

FORM OF BORROWING REQUEST

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE